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                                                                   EXHIBIT 99.1

Name and address of each Seller and the number of shares of Issuer Common Stock acquired pursuant to the Purchase Agreement


         Name and                             Number of Shares of Issuer Common
         Address                                       Stock Acquired
-----------------------------------------     ---------------------------------


   Anthony Escamilla
   200 West 85th Street, Apt. 2B                          1,040,541
   New York, NY 10024

   James Platek
   45 Robin Street                                         416,216
   Rockaway Twp., NJ 07866

   Gregory F. Martini
   10826 Omaha Trace Drive                                1,040,541
   Union, KY 41091

   LongView Partners, Inc.
   RD 2, Box 401                                           693,694
   Rhinebeck, NY 12572

   Spencer Levy
   11 Waverly Place, #6H                                   345,847
   New York, NY 10003

   Robert M. Platek
   5 Halls Lane                                           2,185,135
   Rye, NY 10580

   Redstone Partners, Inc.
   720 Milton Road, Suite J3                              1,040,541
   Rye, NY 10580

   Ajay K. Arora
   42-52 Layton Street, Suite 2E                           728,376
   Elmhurst, NY 11373

   Helen Go Ong Hai
   2503 El Dorado Ave.                                    3,017,568
   Rancho Viejo, TX 78575

   SRU Inc.
   8962 E. Hampton Ave., #186                             1,040,541
   Denver, CO 80237